                                                                    EXHIBIT 4.16


     THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE OKLAHOMA SECURITIES ACT OR THE SECURITIES LAWS OF ANY OTHER STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR THE SECURITIES LAWS OF ANY OTHER STATE OR AN OPINION OF COUNSEL OR OTHER DOCUMENTATION SATISFACTORY TO APPLIED INTELLIGENCE GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.


                            STOCK OPTION AGREEMENT

                       OPTIONS TO PURCHASE COMMON STOCK

                                      OF

                              THE VIALINK COMPANY
                  (FORMERLY APPLIED INTELLIGENCE GROUP, INC.)

                      Effective Date:  December 18, 1998


     This is to certify that, for value received, Brian Herman (an assignee of Larry E. Howell) or any subsequent holder or holders of option rights hereunder by virtue of assignment or transfer (the "Holder") is entitled to purchase, subject to the provisions of this Stock Option (this "Option"), from The Vialink Company (formerly Applied Intelligence Group, Inc.), an Oklahoma corporation (the "Company"), up to SIXTY THOUSAND (60,000) shares of Common Stock, $.001 par value, of the Company (the "Stock") at an exercise price of FIVE AND NO/100 DOLLARS ($5.00) per share (the "Exercise Price"). With the exception of any adjustments pursuant to Section 4 of this Option, the Stock issuable upon exercise of this Option shall be in all respects identical to the Common Stock issued and outstanding of the Company as of the date hereof. The shares of Stock or other securities deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the "Option Securities." Unless the context otherwise requires, the term "Option" or "Options" as used herein includes this Option and any other Option or Options that may be issued pursuant to the provisions of this Stock Option Agreement (this "Agreement"), whether upon transfer, assignment, partial exercise, divisions, combinations, exchange or otherwise, and the term "Holder" or "Holders" includes any registered transferee or transferees or registered assignee or assignees of Holder, who in each case shall be subject to the provisions of this Option, and when used with reference to Option Securities, means the holder or holders of such Option Securities.

     SECTION 1. Exercise of Option. Subject to the provisions of this Agreement, the Holder shall be eligible to exercise that portion of this Option for purchase of the number of Option Securities on or before the Expiration Date (as defined below). This Option may be exercised in whole or in part at any time or from time to time during the period commencing two years following completion by the Company's the initial public offering of common stock and redeemable common stock purchase warrants and then only in the event the initial public offering is completed on or before December 31, 1996 (the "Commencement Date"), and ending 5:00 P.M., Central Daylight-Savings Time, on November 30, 2001 (the "Expiration Date"), by presentation and surrender to Company at its principal office of this Option and the Purchase Form annexed hereto, duly executed and accompanied by payment, in cash, certified or official bank check payable to the order of Company in the amount of the Exercise Price for the number of shares of Stock (or Option Securities) specified in such Form. In the event Company fails to complete the initial public offering of its common stock on or before December 31, 1996, this Agreement and this Option shall terminate. Upon such exercise, Company shall issue to the Holder one or more certificates for the shares of Stock (or Option Securities), as appropriate. If this Option is exercised in part only, Company shall, promptly after presentation of this Option upon such exercise, execute and deliver a new Option evidencing the rights of Holder thereof to purchase the balance of the shares of Stock (or Option Securities) purchasable hereunder upon the same terms and conditions as herein set forth.

     SECTION 2. Reservation of Shares. Company shall at all times after the date hereof and until expiration or full exercise of this Option reserve for issuance and delivery upon exercise of this Option the number of Option Securities as shall be required for issuance and delivery upon exercise of this Option.

     SECTION 3.  Transfer, Exchange, Assignment or Loss of Option.

     SECTION 3.1 Transferability. This Option may be assigned or transferred, in whole or in part, as provided herein so long as such assignment or transfer is in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (said Act and such rules and Regulations being hereinafter collectively referred to as the "Securities Act"). Any purported transfer or assignment made other than in accordance with this Section 3 shall be null and void and of no force and effect.

     SECTION 3.2 Transfer Procedure. Any assignment permitted hereunder shall be made by surrender of this Option to Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax. In such event Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and designate the assignee as the registered holder on the Company's records and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation thereof at the principal office of Company together with a written notice signed by Holder hereof, specifying the names and denominations in which new Options are to be issued.

     SECTION 3.3 Loss or Destruction of this Agreement.  Upon receipt by
Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification to Company or (in the case of mutilation) presentation of this Option for surrender and cancellation, Company will execute and deliver a new Option of like tenor and date and any such lost, stolen, destroyed or mutilated Option shall thereupon become void. This Option may be exchanged at the option of the Holder for another Option or Options of different denominations, of like tenor and evidencing in the aggregate the number of shares of Stock or Option Securities purchasable pursuant to this Option, upon surrender of this Option, with the Assignment Form duly filled in and executed, to the Company at its principal office, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Company shall promptly cancel the surrendered Option and deliver the new Option or Options pursuant to the provisions of this Section.

     SECTION 4. Adjustment in the Number, Kind and Price of Option Securities. The number and kind of Option Securities purchasable upon exercise of this Option shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

     SECTION 4.1 Stock Dividends and Splits. In the event Company shall (i) pay a dividend in, or make a distribution of, shares of Stock or of capital stock convertible into Stock on its outstanding Stock, (ii) subdivide (forward split) its outstanding shares of Stock into a greater number of such shares, or
(iii) combine (reverse split) its outstanding shares of Stock into a smaller number of such shares, the total number of shares of Stock purchasable upon the exercise of this Option immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive at the same Exercise Price the number of shares of Stock and the number of shares of capital stock convertible into Stock which such Holder would have owned or have been entitled to receive immediately following the happening of such event, assuming and giving effect to the exercise of this Option by such Holder. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution or a stock issuance, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof.

     SECTION 4.2 Adjustment of Option Securities. In the event of any adjustment of the total number of shares of Stock purchasable upon the exercise of this Option pursuant to Subsection 4.1, the Exercise Price shall remain unchanged, but the number of shares of capital stock or Option Securities obtainable on exercise of this Option shall be adjusted as provided in Subsection 4.1.

     SECTION 4.3 Reorganization, Recapitalization, etc. In the event of a capital reorganization or a reclassification of the Stock (except as provided in Subsection 4.1 or Subsection 4.4), the holder of this Option, upon exercise thereof, shall be entitled to receive, in lieu of the Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other Option Securities or property of the Company (or cash) that the Holder would have been entitled to receive at the same Exercise Price upon such reorganization or reclassification if this Option had been exercised immediately prior thereto; and in any such case, appropriate provision shall be made for the application of this Section 4 with respect to the rights and interests thereafter of the Holder of this Option (including, but not limited to, the allocation of the Exercise Price between or among the Option Securities), to the end that this Section 4 (including the adjustments of the number of shares of Stock or other Option Securities purchasable) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of this Option for any shares or other Option Securities or other property (or cash) thereafter deliverable upon the exercise of this Option.

     SECTION 4.4 Consolidation, Merger, etc. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Holder a supplement to this Option or a new option providing that the Holder of this Option shall have the right thereafter (until the Expiration Date) to receive, upon exercise of this Option or any new option, at the same Exercise Price, solely the kind and amount of shares of Option Securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by the Holder of this Option for the number and kind of Option Securities for which this Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental option or new option shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection 4.4 shall similarly apply to successive consolidations, mergers, sales or transfers.

     SECTION 4.5 Notification of Adjustment. Whenever the Option Securities purchasable upon exercise of this Option are modified as provided in Section 4.1 or 4.4, the Company will promptly deliver to the Holder a certificate signed by the Chairman of the Board, Chief Executive Officer or the President, or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of Option Securities purchasable and the other property (including cash) receivable by the Holder upon exercise of this Option or any supplemental or new option. Such certificate will state that such adjustments in the kind of purchasable Option Securities and other property (including cash) receivable by the Holder upon exercise of this Option conform to the requirements of this
Section 4, and setting forth a brief statement of the facts accounting for such adjustments. In the event, the Holder of this Option does not agree with such determination of the Board of Directors of the Company as set forth in the certificate, the Company shall retain a firm of independent public accountants acceptable to the Holder to make any computation required under this Section 4, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 4.

     SECTION 5. Redemption and Dividend Consent Requirements. This Option may not be redeemed by Company. During the period from the date hereof until exercise of this Option in full or through the Expiration Date, the Company shall not declare any dividends payable in cash or property (other than in liquidation, voluntary or involuntary dissolution or winding-up of the Company) without the prior written consent of the Holder of this Option.

     SECTION 6. Notice of Certain Corporation Action. In case the Company which the Company is a party and for which approval of any shareholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall mail (by first-class, postage prepaid mail) to the Holder of this Option notice of such proposed action, which notice shall specify the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of the capital stock of the Company entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the number or kind of Option Securities purchasable upon exercise of this Option which will be required as a result of such action, and the Holder may thereafter exercise this Option. Such notice shall be filed and mailed in the case of any action covered by this Section 6, at least 20 days prior to the earlier of (i) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective, (ii) the date on which it is expected that holders of shares of the capital stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up, or (iii) the record date for determination of holders of the capital stock of the Company entitled to vote on such action or participate in such action. Failure of the Holder to exercise this Option in whole or in part prior to any corporate action as described in this Section 6 shall not affect or alter the rights of the Holder as set forth in this Option.

     SECTION 7. Acquisition for Investment Purposes. The Holder represents and acknowledges to the Company and its officers and directors that the Option Securities at the time of issuance to the Holder upon exercise of this Option
(i) will be acquired by the Holder for investment purposes only without the intent to resell such Option Securities, (ii) will be issued pursuant to exemption from registration under the Securities Act and any applicable state securities act, (iii) will not be transferred except pursuant to registration under the Securities Act and any applicable state securities act unless pursuant to exemption from registration under such acts, and (iv) the certificates evidencing the Option Securities will bear appropriate restrictive transfer legends as required pursuant to the Securities Act and any applicable state securities act.

     SECTION 8.     Registration under Securities Act.

     SECTION 8.1 Right to Include Option Securities. In the event the Company at any time amends a registration statement pursuant to a post-effective amendment under the Securities Act of 1933, as amended (the "Securities Act"), proposes to registered any of its securities under the Securities Act (other than by registration on Form S-8 or Form S-4 or any successor or similar form), whether or not for sale for the Company's own account, each such time the Company will give prompt written notice (the "Registration Notice") to all Holders of Option Securities of the Company's intention to register its securities under the Securities Act, of the intended method of disposition of such securities, and of such Holder's or Holders' rights under this Section 8.1. Upon the written request of any such Holder made within 15 days after the receipt of such Registration Notice (which request shall specify the Option Securities intended to be disposed of by such Holder and the intended method of disposition thereof, which can be by an underwritten offering, even if such was not intended by the Company), subject to the provisions of this Agreement, the Company will use its best efforts to effect the registration under the Securities Act which the Company has been requested to register by a Holder or Holders of Option Securities to the extent necessary to permit the disposition in accordance the intended method or methods of the Option Securities to be registered.

     SECTION 8.2    Priorities of Underwriter or Company.

     SECTION 8.2.1 Underwritten Registration. In the event (i) a registration pursuant to Section 8 involves an underwritten offering of securities so being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters under underwriting terms appropriate for such a transaction, (ii) the Option Securities so requested to be registered for sale for the account of a Holder or Holders of Option Securities are not also to be included in such underwritten offering (because the Company has not been requested so to include such Option Securities pursuant to Section 8.1 hereof), and (iii) the managing underwriter of such underwritten offering shall inform the Company and the Holder or Holders of Option Securities requesting such registration in writing of its belief that the number of securities requested to included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company may include all securities proposed by the Company to be sold for its own account and may decrease the number of Option Securities so proposed to be sold and so requested to be included in such registration by the Holder (or the Holders on a pro rata on the basis determined by dividing the number of shares of Option Securities requested to included in the registration by the Holders of such Option Securities by the total number of such Option Securities to be included in such registration statement) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

     SECTION 8.2.2 Company's Right to Delay Registration. In the event, at any time after giving the applicable Registration Notice pursuant to Section 8.1 and prior to the effective date of the registration statement or amendment thereto under the Securities Act is filed in connection with such registration, the Company shall determine for any reason, after consultation with the Holder or Holders of Option Securities which have requested inclusion in such registration, not to register or to delay registration of such Option Securities, the Company may, at its election, give written notice of such determination to each such Holder of Option Securities and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Option Securities in connection with such registration; provided, however, that such determination by the Company shall be without prejudice to the rights of any Holder or Holders of Option Securities pursuant to Section 8 hereof to include such Holder's or Holders' Option Securities in a subsequent registration by the Company, and (ii) in the case of a determination by the Company to delay registering, the Company shall be permitted to delay registering any Option Securities for the same period as the delay in registering such other securities. The Company will pay all registration expenses in connection with each registration of Option Securities requested pursuant to Section 8 hereof.

     SECTION 8.3 Registration Procedures. Whenever the Company is required to used its best efforts to effect the registration of any Option Securities under the Securities Act as provided in Section 8 hereof, the Company, as expeditiously as possible, will undertake and perform the following:

          (i) with respect to the registration of Option Securities under the Securities Act prepare and (as soon thereafter as possible) file with the United States Securities and Exchange Commission (the "Commission") the requisite registration statement or amendment to effect such registration and, thereafter, use its best efforts to cause such registration or amendment to become effective; provided however, that the Company may discontinue any registration of its securities which are not Option Securities at any time prior to the effective date of the registration statement or amendment under the Securities Act or under any state securities or blue sky laws relating thereto;

          (ii) prepare and file with the Commission which amendments and supplements to the requisite registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time that all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement, but in no event for a period which would exceed 180 days from the date on which the registration statement or amendment became effective under the Securities Act;

          (iii) furnish to each seller of Option Securities covered by such registration statement (A) such number of conformed copies of such registration statement and such number of each amendment and supplement thereto (in each case including all exhibits), (B) such number of copies of the prospectus contained in such registration statement (including preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (C) such other documents, as such seller may reasonably request;

          (iv) use its best efforts to register or qualify all Option Securities and other securities covered by such registration statement under such other securities or blue sky laws of each state that each Holder of Option Securities shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (subject to Section 8.3(ii)), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such states of the securities owned by such seller, except that the Company shall not for any such purpose be required to either qualify generally to do business as a foreign corporation, or subject itself to taxation in any jurisdiction wherein it would not, but for the requirements of this subsection (iv), be obligated to be so qualified or subject to taxation or to any material restrictions on the conduct of the Company's business, or any restrictions on payments to any of the Company's shareholders, or require the escrow, "lockup" or placing of any restrictions on the sale and disposition of securities of the Company (other than as may have been previously imposed or existed immediately before the effective date of the registration statement under the Securities Act) held of record by any of the Company's officers, directors or controlling persons that is not a Holder of Option Securities;

          (v) use its best efforts to cause all Option Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Option Securities;

          (vi) furnish to each Holder of Option Securities covered by the registration statement a signed counterpart, addressed to each Holder (and the underwriters, if any) of

                 (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement) reasonably satisfactory in form and substance to such seller, and

                 (B) in the event the offering is underwritten, a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to the events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller or such holder or holders (or the underwriters, if any) may reasonably request;

          (vii) notify each Holder of Option Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances under which they were made;

          (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, a historical earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such Holder at least five business days prior to the filing hereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any amendment or supplement to the registration statement to which any such Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;

          (ix) provide and cause to be maintained a transfer agent and registrar for all Option Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

          (x) uses its best efforts to list all Option Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed or quoted on a recognized quotation service which also provides quotations of the Common Stock.

The Company may require each Holder of Option Securities covered by the registration statement to furnish the Company such information regarding such Holder and the distribution of such Option Securities as the Company may from time to time reasonably request in writing.

     Each Holder of Option Securities agrees, as a condition of this Agreement, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3(vii) hereof, (i) such Holder will forthwith discontinue such Holder's disposition of Option Securities pursuant to the registration statement covering such Option Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 8.3(vii), (ii) such Holder will promptly deliver copies of such supplemented or amended prospectus to each purchaser or potential purchaser to whom such Holder had delivered the prospectus prior to such supplementation or amendment, and (iii) if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Option Securities current at the time of receipt of such notice.

     SECTION 8.4 Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act, as contemplated by
Section 8 hereof, and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Option Securities as provided in Section 8.1 and subject to the provisions of this Section 8.4, arrange for such underwriters to include all of the Option Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. In the event that the managing underwriter of any underwritten offering informs the Company and the Holder or Holders of Option Securities requesting the inclusion of their securities in such offering in writing of its belief that the number of securities requested to be sold in such offering exceeds the number which can be sold in such offering, then the Company will include in such offering only securities proposed to be sold by Company for its own account and decrease the number of Option Securities so proposed to be sold and requested to be included in such offering (pro rata on the basis of the percentage of the securities, by number of shares, of the Company requested to be included in the offering by the Holder or Holders of such Option Securities and all other holders of the Company's securities proposing to include shares in such offering) to the extent necessary to reduce the number of securities to be included in such offering to the level recommended by the managing underwriter. The holder or holders of Option Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any necessary or appropriate customary agreements, shall execute appropriate powers of attorney, and may at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder or Holders of Option Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder or Holders of Option Securities. Any such Holder of Option Securities shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representatives, warranties and agreements regarding such Holder, such Holder's Option Securities and such holder's intended method of distribution and any other representation required by law.

     SECTION 8.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act covering Option Securities, the Company will give the Holder or Holders of Option Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each of them such access to the Company's books and records and such opportunities to discuss the business of the Company with its offices and independent public accounts who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     SECTION 8.6    Indemnification.

     SECTION 8.6.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company hereby agrees and will indemnify and hold harmless the Holder of any Option Securities covered by such registration statement, it directors, officers, representatives and agents, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, representative, agent, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will indemnify such Holder and each such director, officer, representative, agent, underwriter and controlling person for any legal or there expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by such Holder specifically stating that it is for use in the preparation thereof; and provided further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Option Securities or any person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Option Securities to such person if such statement or mission was contained in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, representative, agent, underwriter or controlling person shall survive the transfer of such securities by such seller.

     SECTION 8.6.2 Indemnification by the Sellers. The Company may require, as a condition to including any Option Securities in any registration statement filed pursuant to Section 8.3 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.6.1 hereof) the Company, each director, officer, representative and agent of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by such seller for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, representative, agent, or controlling person and shall survive the transfer of such securities by such seller.

     SECTION 8.6.3 Notices of Claims and Procedure. Promptly after receipt by an indemnified person of notice of the commencement of any action or proceeding involving a claim referred to in Section 8.6.1 or 8.6.2 hereof, such indemnified person will, if a claim in respect thereof is to be made against an indemnified party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified person to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8.6.1 or 8.6.2 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified person, unless in such indemnified person's reasonable judgment a conflict of interest between such indemnified person and such indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified person, and after notice from the indemnifying party to such indemnified person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such indemnified person's reasonable judgment a conflict of interest does or may exist in respect of such claim, the indemnified person or persons shall the right to select separate counsel to participate in the defense of such action on behalf of such indemnified person or persons, in which case the indemnifying party shall bear the costs of such defense. No indemnifying party shall, without the consent of the indemnified person, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified person of a release from all liability with respect so such claim or litigation and otherwise in form and substance satisfactory to the indemnified person. The indemnifying party shall not be required to indemnify any indemnified person against any settlement or judgment which is consented to by an indemnified person without the consent of the indemnified party.

     SECTION 8.6.4 Other Indemnification. Indemnification similar to that specified in Sections 8.6.1, 8.6.2 and 8.6.3 hereof (with appropriate modifications) shall be given by the Company and each Holder of Option Securities covered by a registration statement with respect to any required registration or other qualification of securities under federal or sate law or regulation of any governmental authority other than the Securities Act.

     SECTION 8.6.5 Indemnification Payments. The indemnification required by this Section 8.6 shall be made by prompt payments of the amounts thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     SECTION 8.6.6 Contribution. If any of the indemnification provisions provided for in this Section 8.6 are determined to be unenforceable or unavailable to an indemnified person in respect of any claim or action, then each indemnifying party, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such claims in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified person from the registration statement, but also the relative fault of the indemnified person and the indemnifying party in connection with the statements or omissions which resulted in such claim or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the information supplied by the indemnifying party or by the indemnified person and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with investigation or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person that is not guilty of such fraudulent misrepresentation.

     SECTION 8.7 Adjustments Affecting Option Securities. The Company will not effect or permit to occur any combination or subdivision of shares which would materially adversely affect the ability of the holder of Option Securities to include such Option Securities in any registration of its securities contemplated by this Section 8 or the marketability of such Option Securities under any such registration.

     SECTION 9. Governing Law. This Option shall be construed in accordance with the laws of the State of Oklahoma applicable to contracts executed and to be performed wholly within such state.

     SECTION 10. Notice. Notices and other communications to be given to Holders of this Option shall be delivered by hand or by first-class mail, postage prepaid, to

                               Mr. Brian Herman
                       7700 West Camino Real, Suite 100
                           Boca Raton, Florida 33433

(until another address is filed in writing by the Holder with the Company). Notices or other communications to Company shall be deemed to have been sufficiently given if delivered by hand or by first-class mail, postage prepaid to Company at

                              The Vialink Company
                               13800 Benson Road
                          Edmond, Oklahoma 73013-6417
                        Attention:  Lewis B. Kilbourne

or such other address as the Company shall have designated by written notice to such registered owner is herein provided. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

     SECTION 11. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder, and all covenants and provisions of this Agreement by or for the benefit of the Holder of this Agreement shall bind and inure to the benefit of the Holder of this Agreement.

     SECTION 12. Termination. This Agreement shall terminate as of the close of business on the earlier of (i) December 31, 1996, in the event Company does not complete the initial public offering of its common stock, (ii) the Expiration Date, or (iii) such earlier date upon which the Options evidenced by this Agreement shall have been exercised in full. However, Section 8 and with respect to the Holders representations set forth in Section 7, such Section and representations shall continue on and after the Expiration Date if this Option is fully or partially exercised on or before the Expiration Date.

     SECTION 13. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, and its respective successors and assigns hereunder and the registered Holder of this Agreement and the Option hereunder any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and its respective successors and assigns hereunder and the registered Holder of this Agreement and Option hereunder.

     IN WITNESS WHEREOF, Company has executed this Agreement on January 29,
1999.

                              THE VIALINK COMPANY


                              By:  /s/ Lewis B. Kilbourne
                                 --------------------------------------------
                                       Lewis B. Kilbourne, CEO

PURCHASE FORM
              (TO BE EXECUTED BY THE HOLDER OF THE STOCK OPTION
                       IF EXERCISED IN WHOLE OR IN PART)

To: THE VIALINK COMPANY

   The undersigned (_______________________________________________________)
                    Please insert Social Security or other number of Subscriber hereby irrevocably elects to exercise the right of purchase represented by the Stock Option (the "Option") to which this Purchase Form is attached, for, and to purchase thereunder, _________________________________________________________
(________________) shares of Common Stock provided for therein and tenders payment herewith to the order of THE VIALINK COMPANY in the amount of $________________. In accordance with Section 1 of the Option, the undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:
     --------------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Deliver to:
           --------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------

and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable thereunder, that a new Stock Option for the balance remaining of shares of Common Stock purchasable under the Option be registered in the name of, and delivered to the undersigned at the address stated below:

Name:
     --------------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Deliver to:
           --------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------


Dated:                   ,             Signature
      -------------------  ----

                                       (Signature must conform in all respects
                                       to the name of Holder as specified on the face of the Stock Option in every particular, without alteration, enlargement or any change whatever.)

                                ASSIGNMENT FORM
    (TO BE EXECUTED BY THE HOLDER OF THE STOCK OPTION ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
__________________________________ ____________________________________________
("Assignee") the right to purchase ____________________________________________
(______________) shares of Common Stock subject to purchase under the Stock Option (the "Option") to which this Assignment is attached, and appoints ___________________________________________________________________ Attorney to
transfer said Option or portion thereof on the books of THE VIALINK COMPANY with the full power of substitution in the premises. In accordance with
Section 3 of the Option, the undersigned requests that the Company execute, issue and deliver a new Stock Option evidencing the rights of the Assignee to purchase such assigned shares of Common Stock to Assignee as follows:

Name:
     --------------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Deliver to:
           --------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------

and if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable under the Option, that the Company execute, issue and deliver a new Stock Option for the balance remaining of shares of Common Stock purchasable under the Option to be registered in the name of, and delivered to the undersigned at the address stated below:

Name:
     --------------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Deliver to:
           --------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------

Dated:                    ,         .
      --------------------  --------

In the presence of:

                                        Signature

Signature Guaranteed:

----------------------------------      ---------------------------------------
                                        (Signature must conform in all respects
                                        to the name of Holder as specified on
                                        the face of the Stock Option in every
                                        particular, without alteration,
                                        enlargement or any change whatsoever,
                                        and the signature must be guaranteed in
                                        the usual manner.)